Exhibit 3.1

ARTICLES OF INCORPORATION
OF
ELITE PHARMACEUTICALS, INC.
(a Nevada corporation)

ARTICLE I
NAME

The name of the corporation shall be Elite Pharmaceuticals, Inc. (hereinafter, the “Corporation”).

ARTICLE II
REGISTERED AGENT FOR SERVICE OF PROCESS

The name and street address of the Corporation’s registered agent in the State of Nevada is National Corporate Research, LTD., 202 South Minnesota Street, Carson City, NV 89703.

The corporation may also maintain offices at such other places within or outside of the State of Nevada as it may from time to time determine.  Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders may be held outside the State of Nevada with the same effect as if held in the State of Nevada.

ARTICLE III
PURPOSE

The Corporation may engage in any lawful activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes (“NRS”).

ARTICLE IV
CAPITAL STOCK

4.1.          Authorized Capital Stock.  The aggregate number of shares which this Corporation shall have authority to issue is Six Hundred Ninety Million Fifteen Thousand (690,015,000) shares, consisting of (a) Six Hundred Ninety Million, (690,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) Fifteen Thousand, (15,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.  A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:

4.2.          Common Stock.  Each share of Common Stock shall have, for all purposes one (1) vote per share.  Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.  The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

4.3.          Preferred Stock.  The Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock:

(a) may have such voting powers, full or limited, or may be without voting powers;

(b) may be subject to redemption at such time or times and at such prices as determine by the Board of Directors;

(c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at  such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

4.4.         Series B 8% Convertible Preferred Stock.  The total number of shares of Series B 8% Convertible Preferred Stock the Corporation shall have the authority to issue is EIGHT HUNDRED (800), with a par value of $0.01 per share and a stated value equal to $1,000 (the "STATED VALUE") per share.  The designations, powers, preferences, rights and restrictions granted or imposed upon the Series B 8% Convertible Preferred Stock and holders thereof are as follows:

SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein that are defined in the 2006 Purchase Agreement shall have the meanings given such terms in the 2006 Purchase Agreement. A copy of the 2006 Purchase Agreement as in effect on the date hereof shall be provided without charge to any holder of Common Stock or Preferred Stock upon written request therefore For the purposes hereof, the following terms shall have the following meanings:

"ALTERNATE CONSIDERATION” shall have the meaning set forth in Section 7(e).

"BANKRUPTCY EVENT” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in  any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"BUSINESS DAY” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"BUY-IN” shall have the meaning set forth in Section 6(e)(iii).

"CHANGE OF CONTROL TRANSACTION” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual, legal entity or "group”(as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 40% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 60% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

"CLOSING DATE” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) the Holders' obligations to pay the Subscription Amount and (ii) the Corporation's obligations to deliver the Securities have been satisfied or waived.

"COMMISSION” means the Securities and Exchange Commission.

"COMMON STOCK” means the Corporation's common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

"COMMON STOCK EQUIVALENTS” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common  Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"CONVERSION AMOUNT” means the sum of the Stated Value at issue.

"CONVERSION DATE” shall have the meaning set forth in Section 6(a).

"CONVERSION PRICE” shall have the meaning set forth in Section 6(b).

"CONVERSION SHARES” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof.

"CONVERSION SHARES REGISTRATION STATEMENT” means a registration statement that registers the resale of all Conversion Shares of the Holder, who shall be named as a "selling stockholder” therein and meets the requirements of the Registration Rights Agreement.

"DILUTIVE ISSUANCE” shall have the meaning set forth in Section 7(b).

"DILUTIVE ISSUANCE NOTICE” shall have the meaning set forth in Section 7(b).

"DIVIDEND PAYMENT DATE” shall have the meaning set forth in Section 3(a).

"DIVIDEND SHARE AMOUNT” shall have the meaning set forth in Section 3(a).

"EFFECTIVE DATE” means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

"EQUITY CONDITIONS” means, during the period in question, as to a Holder, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (ii) there is an effective Conversion Shares Registration Statement pursuant to which such Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable to such Holder pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iii) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (iv) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares of Common Stock issuable to such Holder pursuant to the Transaction Documents, (v) the  issuance of the shares in question (or, in the event of an Optional Redemption, of the issuance of all the Conversion Shares underlying the Series B Preferred Stock) to such Holder would not violate the limitations set forth in Section 6(c) and Section 6(d) herein, (vi) except with respect to Section 8(b), there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (vii) such Holder is not in possession of any information that constitutes, or may constitute, material non-public information as a result of the disclosure of such information by the Corporation or any of its Affiliates.

"EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

 "EXEMPT ISSUANCE” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of the Securities issued pursuant to the 2006 Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the 2006 Purchase Agreement, provided that such securities have not been amended since the date of the 2006 Purchase Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in, or an individual that operates, a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (each such transaction, a "STRATEGIC TRANSACTION"), (d) up to a maximum of 1,500,000 shares of Common Stock or Common Stock Equivalents in any rolling 12 month period issued to consultants, vendors, financial institutions or lessors in connection with services (including the provision of Permitted Indebtedness) provided by such Persons referred to in this clause (d), but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and provided that none of such shares may be registered for sale or resale by any of such holders; (e) securities issued as dividends payable upon the Series C Preferred Stock; (f) securities issued as a dividend or distribution any of the Securities pursuant to the terms of the Transaction Documents as defined in the 2006 Purchase Agreement and (g) securities issued in connection with any stock split, stock dividend or recapitalization of the Common Stock.

"FORCED CONVERSION AMOUNT” means the sum of (i) 100% of the aggregate Stated Value then outstanding, (ii) accrued but unpaid dividends and (iii) all liquidated damages and other amounts due in respect of the Series B Preferred Stock.

"FORCED CONVERSION DATE” shall have the meaning set forth in Section 8(a).

"FORCED CONVERSION NOTICE” shall have the meaning set forth in Section 8(a).

"FORCED CONVERSION NOTICE DATE” shall have the meaning set forth in Section 8(a).

"FUNDAMENTAL TRANSACTION” shall have the meaning set forth in Section 7(e).

"HOLDER” or "HOLDERS” means the holders or holders, as the case may be, of Series B Preferred Stock.

"JUNIOR SECURITIES” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or PARI PASSU to the Series B Preferred Stock in dividend rights or liquidation preference.

"LIQUIDATION” shall have the meaning set forth in Section 5.

"NEW YORK COURTS” shall have the meaning set forth in Section 11(d).

"NOTICE OF CONVERSION” shall have the meaning set forth in Section 6(a).

"OPTIONAL REDEMPTION AMOUNT” means the sum of (i) prior to September 15, 2011, 115% of the aggregate Stated Value then outstanding or after such date, 100% of the aggregate Stated Value then outstanding, (ii) accrued but unpaid dividends and (iii) all liquidated damages and other amounts due in respect of the Preferred Stock.

"OPTIONAL REDEMPTION” shall have the meaning set forth in Section 8(b).

"OPTIONAL REDEMPTION DATE” shall have the meaning set forth in Section 8(b).

"OPTIONAL REDEMPTION NOTICE” shall have the meaning set forth in Section 8(b).

"OPTIONAL REDEMPTION NOTICE DATE” shall have the meaning set forth in Section 8(b).

"ORIGINAL ISSUE DATE” means the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock.

"PERMITTED INDEBTEDNESS” means (a) the Indebtedness existing on the Original Issue Date as set forth on the Disclosure Schedules attached to the 2006 Purchase Agreement and (b) non-equity linked lines of credit or term loans from a regulated financial institution, lease obligations and purchase money indebtedness of up to $3,000,000 in the aggregate.

"PERMITTED LIEN” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith  judgment of the management of the Corporation) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Corporation's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of the Corporation's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Corporation and its consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, and (c) Liens incurred in connection with Permitted Indebtedness under clause (b) thereunder, provided that such Liens are not secured by assets of the Corporation or its Subsidiaries other than the assets so acquired or leased, except that any line of credit or term loan from a regulated financial institution may be secured by a general Lien on all assets of the Corporation.

"PREFERRED STOCK” means the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock collectively.

"2006 PURCHASE AGREEMENT” means the Securities Purchase Agreement, dated as of March 15, 2006, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"REGISTRATION RIGHTS AGREEMENT” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"SECURITIES ACT” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"SERIES B PREFERRED STOCK” shall have the meaning set forth in Section 2.

"SERIES C CERTIFICATE” means the Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock set forth in the Articles of Incorporation.

"SERIES C PREFERRED STOCK” means the Series C 8% Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

"SHARE DELIVERY DATE” shall have the meaning set forth in Section 6(e).

"SHAREHOLDER APPROVAL” shall have the meaning set forth in Section 6(d).

"STATED VALUE” shall have the meaning set forth in Section 2.

"SUBSCRIPTION AMOUNT” means, as to each Purchaser, the amount in United States Dollars and in immediately available funds to be paid for the Series B Preferred Stock purchased pursuant to the 2006 Purchase Agreement as specified below such Purchaser's name on the signature page of the 2006 Purchase Agreement and next to the heading "Subscription Amount."

"SUBSIDIARY” shall have the meaning set forth in the 2006 Purchase Agreement.

"THRESHOLD PERIOD” shall have the meaning set forth in Section 8(a).

"TRADING DAY” means a day on which the principal Trading Market is open for business.

"TRADING MARKET” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange.

"TRANSACTION DOCUMENTS” shall have the meaning set forth in the 2006 Purchase Agreement.

"VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

SECTION 2. DESIGNATION, RANK, AMOUNT AND PAR VALUE. This series of preferred stock shall be designated as its Series B 8% Convertible Preferred Stock (the "SERIES B PREFERRED STOCK") and the number of shares so designated shall be 800),  (which shall not be subject to increase without the requisite affirmative vote of the holders of Preferred Stock as set forth in Section 4). Each share of Series B Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $1,000 (the "STATED VALUE"). The Series B Preferred Stock shall, with respect to dividend rights, redemption rights and rights upon liquidation, dissolution or winding up, rank senior to the Common Stock and PARI PASSU to the Series C Preferred Stock.

SECTION 3. DIVIDENDS.

a) DIVIDENDS IN CASH OR IN KIND. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 8% per annum,  (subject to increases pursuant to Section 9(b)), payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date and on each Conversion Date (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each such date, a "DIVIDEND PAYMENT DATE") in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 3(a), or a  combination thereof (the amount to be paid in shares of Common Stock, the "DIVIDEND SHARE AMOUNT"). The form of dividend payments to each Holder shall be determined in the following order of priority: (i) if funds are legally available for the payment of dividends and the Equity Conditions have not been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, in cash only; (ii) if funds are legally available for the payment of dividends and the Equity Conditions have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, at the sole election of the Corporation, in cash or shares of Common Stock which shall be valued solely for such purpose at 95% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date; (iii) if funds are not legally available for the payment of dividends and the Equity Conditions have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, in shares of Common Stock which shall be valued solely for such purpose at 95% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date; (iv) if funds are not legally available for the payment of dividends, in unregistered shares of Common Stock which shall be valued solely for such purpose at 95% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6. Dividends on the Series B Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Series B Preferred Stock held by each Holder on such Dividend Payment Date. Any dividends, whether paid in cash or shares of Common Stock, that are not paid within  five Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment). If at any time the Corporation delivers a notice to the Holders of its election to pay the dividends in shares of Common Stock, the Corporation shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election, to the extent required by applicable law.

b) So long as any Series B Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section 9(a)(ix). So long as any Series B Preferred Stock shall remain outstanding, (i) neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder), (ii) nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series B Preferred Stock remain unpaid, (iii) nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares PARI PASSU with the Series B Preferred Stock (other than in the case of a purchase or redemption of any shares of Series C Preferred Stock that occurs simultaneous with the purchase or redemption of shares of Series B Preferred Stock).

c) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in applicable provisions of the (Nevada Revised Statutes) in respect of the Series B Preferred Stock and any future issuances of the Corporation's capital stock shall be equal to the aggregate par value of such Series B Preferred Stock or capital stock, as the case may be, and that, on or after the date of the 2006 Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation's capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves out of funds of the corporation available for dividends for any purpose without the prior written consent of each Holder.

 d) The Series B Preferred Stock shall rank PARI PASSU with the Series C Preferred Stock with respect to all dividend payments.

SECTION 4. VOTING RIGHTS. Except as otherwise provided herein or as otherwise required by law, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 50%, in the aggregate, of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend Section 4.4 of the Articles of Incorporation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as  defined in Section 5) senior to or otherwise PARI PASSU with the Preferred Stock, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Preferred Stock, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing. Notwithstanding the above, this Section 4 shall not apply to any security issued in connection with a Strategic Transaction that ranks as to dividends, redemption or distribution of assets upon a Liquidation that is PARI PASSU with or junior to the Preferred Stock.

SECTION 5. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION"), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the holders of all outstanding shares of Series B Preferred Stock and Series C Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder. The Series B Preferred Stock shall rank PARI PASSU with the Series C Preferred Stock with respect to distributions upon a Liquidation.

SECTION 6. CONVERSION.

a) CONVERSIONS AT OPTION OF HOLDER. Each share of Series B Preferred Stock shall be convertible at the option of the Holder, at any time and from time to time from and after the Original Issue Date into that number of shares of Common Stock (subject to the limitations set forth in Section 6(c) and Section 6(d)) determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as ANNEX A (a "NOTICE OF CONVERSION"). Each Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers by facsimile such Notice of Conversion to the Corporation (the "CONVERSION DATE"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of  Conversion shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Series B Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Series B Preferred Stock to the Corporation unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the Conversion Date at issue. Shares of Series B Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b) CONVERSION PRICE. The conversion price for the Series B Preferred Stock shall equal $0.15 subject to adjustment herein (the "CONVERSION PRICE").

c) BENEFICIAL OWNERSHIP LIMITATION. The Corporation shall not effect any conversion of the Series B Preferred Stock, and a Holder shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Stated Value of Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including the Warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(c) applies, the determination of whether the Series B Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Series B Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Series B Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Series B Preferred Stock are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in  determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation's most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series B Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "BENEFICIAL OWNERSHIP LIMITATION” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B Preferred Stock held by the Holder. The Beneficial Ownership Limitation provisions of this Section 6(c) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series B Preferred Stock held by the Holder and the provisions of this Section 6(c) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Series B Preferred Stock. This Section 6(c) shall not apply to the Corporation's exercise of its rights under Section 8.

d) TRADING MARKET LIMITATIONS. Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Approval (as defined below), then the Corporation may not issue upon conversion of the Series B Preferred Stock, a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued prior to such Conversion Date (A) upon conversion of or as payment of dividends on the Series B Preferred Stock, (B) upon exercise of the Warrants issued pursuant to that certain 2006 Purchase Agreement and (C) pursuant to any warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the 2006 Purchase Agreement, would exceed 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Issue Date (such number of shares, the "ISSUABLE MAXIMUM"). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) such the number of shares of Series B Preferred Stock initially purchased by such Holder by (y) the aggregate number of shares purchased by all Holders. Such portion shall be adjusted upward ratably in the event all of the shares of Series B Preferred Stock  initially purchased by any Holder are no longer outstanding. If at any time (i) the number of shares of Common Stock which could, notwithstanding the limitation set forth herein, be issued to all Holders during the following 12 months (assuming all dividends are paid in shares of Common Stock during such period of determination based upon the VWAP at the time of any such determination) equals or exceeds the Issuable Maximum and (ii) the Corporation's voting shareholders shall not have previously approved the transactions contemplated by the Transaction Documents as may be required by an applicable rule or listing policy of a Trading Market (the "SHAREHOLDER APPROVAL"), then the Corporation shall issue to the Holder requesting conversion a number of shares of Common Stock equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum, and with respect to the remainder of the Series B Preferred Stock (including any accrued dividends) then held by such Holder for which a conversion in accordance with the applicable Conversion Price would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "EXCESS PREFERRED"), the Corporation shall be prohibited from converting such Excess Preferred, and shall promptly notify the Holder of the reason therefore. The Excess Preferred shall thereafter be unconvertible to such extent until and unless Shareholder Approval is subsequently obtained, but the rights and preferences of the Series B Preferred Stock otherwise set forth in Section 4.4 of the Articles of Incorporation shall otherwise remain in full force and effect.

e) MECHANICS OF CONVERSION

i. DELIVERY OF CERTIFICATE UPON CONVERSION. Not later than three Trading Days after each Conversion Date (the "SHARE DELIVERY DATE"), the Corporation shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates which, on or after the Effective Date, representing the number of shares of Common Stock being acquired upon the conversion of shares of Series B Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). On or after the Effective Date, the Corporation shall, upon request of the Holder, use its commercially reasonable efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice by written notice to the Corporation, in which event the Corporation shall promptly return to the Holder any original Series B Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return any Common Stock certificates representing the shares of Series B Preferred Stock tendered for conversion to the Corporation.

ii. OBLIGATION ABSOLUTE; PARTIAL LIQUIDATED DAMAGES. The Corporation's obligation to issue and deliver the Conversion Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares; PROVIDED, HOWEVER, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against the Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Series B Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series B Preferred Stock of the Holder shall have been sought and obtained. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(e)(i) on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Stated Value of Series B Preferred Stock being converted, $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The Exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iii. COMPENSATION FOR BUY-IN ON FAILURE TO TIMELY DELIVER CERTIFICATES UPON CONVERSION. If the Corporation fails to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 6(e)(i), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the  Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "BUY-IN"), then the Corporation shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(e)(i). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof.

iv. RESERVATION OF SHARES ISSUABLE UPON CONVERSION. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock and payment of dividends on the Series B Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series B Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions in the 2006 Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series B Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Conversion Shares Registration Statement.

v. FRACTIONAL SHARES. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

vi. TRANSFER TAXES. The issuance of certificates for shares of the Common Stock on conversion of this Series B Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series B Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

SECTION 7. CERTAIN ADJUSTMENTS.

a) STOCK DIVIDENDS AND STOCK SPLITS. If the Corporation, at any time while this Series B Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Series B Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) SUBSEQUENT EQUITY SALES. If the Corporation or any Subsidiary thereof, at any time while this Series B Preferred Stock is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities (other than a reduction in the Exercise Price of the Warrants issued to the Holders on the Original Issue Date), or  otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price (such issuances collectively, a "DILUTIVE ISSUANCE") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price, such issuance shall be deemed to have occurred for less than the then applicable Conversion Price on such date of the Dilutive Issuance), then the then applicable Conversion Price shall be reduced to a price determined by multiplying the then applicable Conversion Price by a fraction, the numerator of which is the sum of (A) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (B) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (C) the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then applicable Conversion Price, and the denominator of which shall be the sum of (X) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (Y) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (Z) the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance or any exchange of shares of any outstanding preferred stock of the Corporation for shares of a validly authorized, newly-created series of preferred stock. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "DILUTIVE ISSUANCE Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

c) SUBSEQUENT RIGHTS OFFERINGS. If the Corporation, at any time while this Series B Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which  the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. If any such rights, options or warrants expire without having been exercise, the Conversion Price as adjusted upon the issuance of such rights, options or warrants shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that only additional shares of Common Stock so issued were the additional shares of Common Stock, if any, actually issued or sold on the exercise of such rights, options or warrants and such additional shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights, options or warrants, whether or not exercised, provided that such readjustment shall not apply to prior conversions of the Series B Preferred Stock

 d) PRO RATA DISTRIBUTIONS. If the Corporation, at any time while this Series B Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Section 7(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) FUNDAMENTAL TRANSACTION. If, at any time while this Series B Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then, upon any  subsequent conversion of this Series B Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "ALTERNATE CONSIDERATION"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series B Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation of the Series B Preferred Stock with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) CALCULATIONS. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g) NOTICE TO THE HOLDERS.

i. ADJUSTMENT TO CONVERSION PRICE. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Corporation issues a variable rate security, despite the prohibition thereon in the 2006 Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the 2006 Purchase Agreement).

ii. NOTICE TO ALLOW CONVERSION BY HOLDER. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series B Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Conversion Amount of this Series B Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

SECTION 8. FORCED CONVERSION; OPTIONAL REDEMPTION; AUTOMATIC MONTHLY CONVERSION.

a) FORCED CONVERSION. Notwithstanding anything herein to the contrary, to the extent that VWAP for each of any 20 consecutive Trading Day period exceeds the then applicable Conversion Price (such 20 consecutive Trading Day period, the "THRESHOLD PERIOD"), if (i)(x) the VWAP during the Threshold Period exceeds $1.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (y) the daily trading volume for each Trading Day during such Threshold Period exceeds 250,000 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), (ii)(x) the VWAP during the Threshold Period exceeds $1.25 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (y)  the daily trading volume for each Trading Day during such Threshold Period exceeds 200,000 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like),  (iii)(x) the VWAP during the Threshold Period exceeds $1.50 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (y) the daily trading volume for each Trading Day during such Threshold Period exceeds 150,000 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), or (iv)(x) the VWAP during the Threshold Period exceeds $1.75 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (y) the daily trading volume for each Trading Day during such Threshold Period exceeds 100,000 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), then the Corporation may, within two Trading Days after the end of any such Threshold Period, deliver a written notice to all Holders (a "FORCED CONVERSION NOTICE” and the date such notice is delivered to all Holders, the "FORCED CONVERSION NOTICE DATE") to cause each Holder to convert all or part of such Holder's Series B Preferred Stock (as specified in such Forced Conversion Notice) plus all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Series B Preferred Stock pursuant to Section 6, it being agreed that the "Conversion Date” for purposes of Section 6 shall be deemed to occur on the third Trading Day following the Forced Conversion Notice Date (such third Trading Day, the "FORCED CONVERSION DATE"). The Corporation may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not be effective, unless (y) a forced conversion of the Series C Preferred Stock in accordance with the Series C Certificate  occurs simultaneously with the forced conversion of the Series B Preferred Stock in accordance with this Section 8(a), and (z) all of the Equity Conditions have been met on each Trading Day occurring during the applicable Threshold Period through and including the later of the Forced Conversion Date and the Trading Day after the date that the Conversion Shares issuable pursuant to such conversion are actually delivered to the Holder pursuant to the Forced Conversion Notice. Any Forced Conversion Notices shall be applied ratably to all of the holders of Preferred Stock based the number of shares of Preferred Stock held by each holder of Preferred Stock as of the forced Conversion Date, provided that any voluntary conversions by a Holder shall be applied against such Holder's pro-rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if less than all shares of the Preferred Stock are forcibly converted. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions.

b) OPTIONAL REDEMPTION. Subject to the provisions of this Section 8, the Corporation may deliver a notice to the Holders (an "OPTIONAL REDEMPTION NOTICE” and the date such notice is deemed delivered hereunder, the "OPTIONAL REDEMPTION NOTICE DATE") of its irrevocable election to redeem some or all of the then outstanding Series B Preferred Stock, for cash in an amount equal  to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the "OPTIONAL REDEMPTION DATE” and such redemption, the "OPTIONAL REDEMPTION"). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Corporation may only effect an Optional Redemption if each of the Equity Conditions shall have been met on each Trading Day occurring during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made. If any of the Equity Conditions shall cease to be satisfied at any time during such 20 Trading Day period, then a Holder may elect to nullify the Optional Redemption Notice as to such Holder by notice to the Corporation within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if the Corporation is obligated to notify the Holders of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Corporation) in which case the Optional Redemption Notice shall be null and void, AB INITIO. Additionally, the Corporation may only effect an Optional Redemption if a similar redemption of the Series C Preferred Stock  in accordance with the Series C Certificate  occurs simultaneously with the Optional Redemption of the Series B Preferred Stock in accordance with this Section 8(b). The Corporation covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date the Optional Redemption Amount is paid in full. Any Optional Redemption Notices shall be applied ratably to all of the holders of Preferred Stock based the number of shares of Preferred Stock held by each holder of Preferred Stock as of the Optional Redemption Date, provided that any voluntary conversions by a Holder shall be applied against such Holder's pro-rata allocation, thereby decreasing the aggregate amount redeemed hereunder if less than all shares of the Preferred Stock are redeemed.

c) AUTOMATIC MONTHLY CONVERSION Subject to the terms herein, on each Monthly Conversion Date (as defined below), a number of shares of Series B Preferred Stock equal to each Holder’s pro-rata portion (based on the shares of Series B Preferred Stock held by each Holder on August 1, 2011) of the Monthly Conversion Amount (as defined below) shall automatically convert into shares of Common Stock at the then-effective Conversion Price (each such conversion, the “Monthly Conversion”). Each Holder may convert, pursuant to Section 6(a), all or a portion of its Series B Preferred Stock subject to a Monthly Conversion at any time prior to a Monthly Conversion Date.  Any Series  B Preferred Stock converted (other than pursuant to a Monthly Conversion) during the calendar month immediately prior to a Monthly Conversion Date shall be applied to such Holder’s pro rata portion of such Monthly Conversion Amount (up to such Holder’s pro rata portion for such month).  Notwithstanding anything to the contrary set forth herein, the Corporation shall not be permitted to effect a Monthly Conversion on a Monthly Conversion Date unless (i) the Common Stock shall be listed or quoted for trading on a Trading Market, (ii) there is a sufficient number of authorized shares of Common Stock for issuance of all Common Stock to be issued upon such Monthly Conversion, (iii) as to any Holder, the issuance of the shares shall not cause a breach of any provision of Section 6(c) herein, (iv) if requested by the Holder and a Rule 144 Rep Letter (as defined below) shall have been provided by such Holder after request from the Corporation, the Conversion Shares are delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions, may be resold by the Holder pursuant to an exemption under the Securities Act and are otherwise free of restrictive legends and trading restrictions on the Holder,     (v) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (vi) the applicable Holder is not in possession of any information provided to the applicable Holder by the Corporation that constitutes material non-public information, and (vii) the average VWAP for the 20 Trading Days immediately prior to the applicable Monthly Conversion Date equals or exceeds the then-effective Conversion Price. As used herein, the following terms shall have the following meanings: (i) “ Monthly Conversion Date  “means the first day of each month, commencing on September 1, 2011, and terminating on the date the Series B Preferred Stock is no longer outstanding; (ii) “ Monthly Conversion Amount  “means an aggregate Stated Value of Series B Preferred Stock among all Holders that is equal to 35% of aggregate dollar trading volume of the Common Stock during the 20 Trading Days immediately prior to the applicable Monthly Conversion Date (such 20 Trading Day period, the “Measurement Period ”), increasing  to 50% of the aggregate dollar trading volume during the Measurement Period if the average VWAP during such Measurement Period equals or exceeds $0.20  (subject to adjustment for forward and reverse stock splits and the like that occur after August 1, 2011) and further increasing to 70% of the aggregate dollar trading volume during such Measurement Period if the average VWAP during such Measurement Period equals or exceeds $0.25 (subject to adjustment for forward and reverse stock splits and the like that occur after  August 1, 2011).   All shares of Common Stock issued on a Monthly Conversion Date shall be delivered otherwise in accordance with the procedures and time frames set forth in Section 6 above. Upon the request of the Corporation, each Holder shall provide to the Corporation, a customary Rule 144 representation letter relating to all shares of Common Stock to be issued upon each Monthly Conversion (a “Rule 144 Rep Letter ”).

SECTION 9. [intentionally omitted]

SECTION 10. NEGATIVE COVENANTS. So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the affirmative written consent of the holders of at least 50%, in the aggregate, of the then outstanding shares of the Preferred Stock:

 a) other than Permitted Indebtedness, for a period of three years from the Original Issue Date, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, for a period of three years from the Original Issue Date, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its articles of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a DE MINIMIS number of shares of its Common Stock, Common Stock Equivalents or Junior Securities, except for the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

e) enter into any agreement or understanding with respect to any of the foregoing; or

f) pay cash dividends or distributions on Junior Securities of the Corporation.

SECTION 11. MISCELLANEOUS.

a) NOTICES. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, facsimile number 201-750-2755, Attn: Chief Executive Officer, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) ABSOLUTE OBLIGATION. Except as expressly provided herein, no provision of Section 4.4 of the Articles of Incorporation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Series B Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) LOST OR MUTILATED SERIES B PREFERRED STOCK CERTIFICATE. If a Holder's Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of Section 4.4 of the Articles of Incorporation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under Section 4.4 of the Articles of Incorporation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to Section 4.4 of the Articles of Incorporation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of Section 4.4 of the Articles of Incorporation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) WAIVER. Any waiver by the Corporation or the Holder of a breach of any provision of Section 4.4 of the Articles of Incorporation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of Section 4.4 of the Articles of Incorporation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of Section 4.4 of the Articles of Incorporation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to  insist upon strict adherence to that term or any other term of Section 4.4 of the Articles of Incorporation. Any waiver by the Corporation or the Holder must be in writing.

f) SEVERABILITY. If any provision of Section 4.4 of the Articles of Incorporation is invalid, illegal or unenforceable, the balance of Section 4.4 of the Articles of Incorporation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) NEXT BUSINESS DAY. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) HEADINGS. The headings contained herein are for convenience only, do not constitute a part of Section 4.4 of the Articles of Incorporation and shall not be deemed to limit or affect any of the provisions hereof.

i) STATUS OF CONVERTED OR REDEEMED SERIES B PREFERRED STOCK. Shares of Series B Preferred Stock may only be issued pursuant to the 2006 Purchase Agreement. If any shares of Series B Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B 8% Convertible Preferred Stock.

4.5.         Series C 8% Convertible Preferred Stock.  The total number of shares of Series C 8% Convertible Preferred Stock the Corporation shall have the authority to issue is THREE THOUSAND TWO HUNDRED (3,200), with a par value of $0.01 per share and a stated value equal to $1,000 (the "STATED VALUE") per share.  The designations, powers, preferences, rights and restrictions granted or imposed upon the Series C 8% Convertible Preferred Stock and holders thereof are as follows:

SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein that are defined in the 2007 Purchase Agreement shall have the meanings given such terms in the 2007 Purchase Agreement. A copy of the 2007 Purchase Agreement as in effect on the date hereof shall be provided without charge to any holder of Common Stock or Preferred Stock upon written request therefore For the purposes hereof, the following terms shall have the following meanings:

"ALTERNATE CONSIDERATION” shall have the meaning set forth in Section 7(e).

"BANKRUPTCY EVENT” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in  any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"BUSINESS DAY” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"BUY-IN” shall have the meaning set forth in Section 6(e)(iii).

"CHANGE OF CONTROL TRANSACTION” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual, legal entity or "group”(as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 40% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 60% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

"CLOSING DATE” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) the Holders' obligations to pay the Subscription Amount and (ii) the Corporation's obligations to deliver the Securities have been satisfied or waived.

"COMMISSION” means the Securities and Exchange Commission.

"COMMON STOCK” means the Corporation's common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

"COMMON STOCK EQUIVALENTS” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common

Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"CONVERSION AMOUNT” means the sum of the Stated Value at issue.

"CONVERSION DATE” shall have the meaning set forth in Section 6(a).

"CONVERSION PRICE” shall have the meaning set forth in Section 6(b).

"CONVERSION SHARES” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock in accordance with the terms hereof.

"CONVERSION SHARES REGISTRATION STATEMENT” means a registration statement that registers the resale of all Conversion Shares of the Holder, who shall be named as a "selling stockholder” therein and meets the requirements of the Registration Rights Agreement.

"DILUTIVE ISSUANCE” shall have the meaning set forth in Section 7(b).

"DILUTIVE ISSUANCE NOTICE” shall have the meaning set forth in Section 7(b).

"DIVIDEND PAYMENT DATE” shall have the meaning set forth in Section 3(a).

"DIVIDEND SHARE AMOUNT” shall have the meaning set forth in Section 3(a).

"EFFECTIVE DATE” means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

"EQUITY CONDITIONS” means, during the period in question, as to a Holder, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (ii) the Corporation shall have paid all liquidated damages and other amounts owing to such Holder in respect of the Series D Preferred Stock, (iii) there is an effective Conversion Shares Registration Statement pursuant to which such Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable to such Holder pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares of Common Stock issuable to such Holder pursuant to the Transaction Documents, (vi) the  issuance of the shares in question (or, in the event of an Optional Redemption, of the issuance of all the Conversion Shares underlying the Series C Preferred Stock) to such Holder would not violate the limitations set forth in Section 6(c) and Section 6(d) herein, (vii) except with respect to Section 8(b), there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (viii) such Holder is not in possession of any information that constitutes, or may constitute, material non-public information as a result of the disclosure of such information by the Corporation or any of its Affiliates.

"EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"EXEMPT ISSUANCE” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of the Securities issued pursuant to the 2007 Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the 2007 Purchase Agreement, provided that such securities have not been amended since the date of the 2007 Purchase Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in, or an individual that operates, a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (each such transaction, a "STRATEGIC TRANSACTION"), (d) up to a maximum of 1,500,000 shares of Common Stock or Common Stock Equivalents in any rolling 12 month period issued to consultants, vendors, financial institutions or lessors in connection with services (including the provision of Permitted Indebtedness) provided by such Persons referred to in this clause (d), but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and provided that none of such shares may be registered for sale or resale by any of such holders; (e) securities issued as a dividend or distribution any of the Securities pursuant to the terms of the Transaction Documents; and (f) securities issued in connection with any stock split, stock dividend or recapitalization of the Common Stock.

"FORCED CONVERSION AMOUNT” means the sum of (i) 100% of the aggregate Stated Value then outstanding, (ii) accrued but unpaid dividends and (iii) all liquidated damages and other amounts due in respect of the Series C Preferred Stock.

"FORCED CONVERSION DATE” shall have the meaning set forth in Section 8(a).

"FORCED CONVERSION NOTICE” shall have the meaning set forth in Section 8(a).

"FORCED CONVERSION NOTICE DATE” shall have the meaning set forth in Section 8(a).

"FUNDAMENTAL TRANSACTION” shall have the meaning set forth in Section 7(e).

"HOLDER” or "HOLDERS” means the holder or holders, as the case may be, of Series C Preferred Stock.

"INDEBTEDNESS” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved.

"JUNIOR SECURITIES” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or PARI PASSU to the Series C Preferred Stock in dividend rights or liquidation preference.

"LIQUIDATION” shall have the meaning set forth in Section 5.

"NEW YORK COURTS” shall have the meaning set forth in Section 11(d).

"NOTICE OF CONVERSION” shall have the meaning set forth in Section 6(a).

"OPTIONAL REDEMPTION AMOUNT” means the sum of (i) prior to September 15, 2011, 115% of the aggregate Stated Value then outstanding or after such date, 100% of the aggregate Stated Value then outstanding, (ii) accrued but unpaid dividends and (iii) all liquidated damages and other amounts due in respect of the Preferred Stock.

"OPTIONAL REDEMPTION” shall have the meaning set forth in Section 8(b).

"OPTIONAL REDEMPTION DATE” shall have the meaning set forth in Section 8(b).

"OPTIONAL REDEMPTION NOTICE” shall have the meaning set forth in Section 8(b).

"OPTIONAL REDEMPTION NOTICE DATE” shall have the meaning set forth in Section 8(b).

"ORIGINAL ISSUE DATE” means the date of the first issuance of any shares of the Series C Preferred Stock regardless of the number of transfers of any particular shares of  Series C Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series C Preferred Stock.

"PERMITTED INDEBTEDNESS” means (a) the Indebtedness existing on the Original Issue Date as set forth on the Disclosure Schedules attached to the 2007 Purchase Agreement and (b) non-equity linked lines of credit or term loans from a regulated financial institution, lease obligations and purchase money indebtedness of up to $3,000,000 in the aggregate.

"PERMITTED LIEN” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Corporation) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Corporation's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of the Corporation's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Corporation and its consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, and (c) Liens incurred in connection with Permitted Indebtedness under clause (b) thereunder, provided that such Liens are not secured by assets of the Corporation or its Subsidiaries other than the assets so acquired or leased, except that any line of credit or term loan from a regulated financial institution may be secured by a general Lien on all assets of the Corporation.

 "PREFERRED STOCK” means the Series B Preferred Stock, the Series C Preferred Stock and the Series  E Preferred Stock collectively.

"2007 PURCHASE AGREEMENT” means the Securities Purchase Agreement, dated as of April 25, 2007, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"REGISTRATION RIGHTS AGREEMENT” means the Registration Rights Agreement, dated as of the date of the 2007 Purchase Agreement, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"SECURITIES ACT” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"SERIES B CERTIFICATE” means the Designation of Preferences, Rights and Limitations of Series B 8% Convertible Preferred Stock of the Corporation set forth in the Articles of Incorporation.

"SERIES B PREFERRED STOCK” means the Series B 8% Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

"SERIES C PREFERRED STOCK” shall have the meaning set forth in Section 2.

“SHARE DELIVERY DATE” shall have the meaning set forth in Section 6(e).

"SHAREHOLDER APPROVAL” shall have the meaning set forth in Section 6(d).

"STATED VALUE” shall have the meaning set forth in Section 2.

"SUBSCRIPTION AMOUNT” means, as to each Purchaser, the amount in United States Dollars and in immediately available funds to be paid for the Series C Preferred Stock purchased pursuant to the 2007 Purchase Agreement as specified below such Purchaser's name on the signature page of the 2007 Purchase Agreement and next to the heading "Subscription Amount."

"SUBSIDIARY” shall have the meaning set forth in the 2007 Purchase Agreement.

"THRESHOLD PERIOD” shall have the meaning set forth in Section 8(a).

"TRADING DAY” means a day on which the principal Trading Market is open for business.

"TRADING MARKET” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange.

"TRANSACTION DOCUMENTS” shall have the meaning set forth in the 2007 Purchase Agreement.

"VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

SECTION 2. DESIGNATION, RANK, AMOUNT AND PAR VALUE. This series of preferred stock shall be designated as its Series C 8% Convertible Preferred Stock (the "SERIES C PREFERRED STOCK") and the number of shares so designated shall be 3,200 (which shall not be subject to increase without the requisite affirmative vote of the holders of Preferred Stock as set forth in Section 4). Each share of Series C Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $1,000 (the "STATED VALUE"). The Series C Preferred Stock shall, with respect to dividend rights, redemption rights and rights upon liquidation, dissolution or winding up, rank senior to the Common Stock and PARI PASSU to the Series B Preferred Stock.

SECTION 3. DIVIDENDS.

a) DIVIDENDS IN CASH OR IN KIND. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 8% per annum, (subject to increases pursuant to Section 9(b)), payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date and on each Conversion Date (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each such date, a "DIVIDEND PAYMENT DATE") in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section (a), or a combination thereof (the amount to be paid in shares of Common Stock, the "DIVIDEND SHARE AMOUNT"). The form of dividend payments to each Holder shall be determined in the following order of priority: (i) if funds are legally available for the payment of dividends and the Equity Conditions have not been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, in cash only; (ii) if funds are legally available for the payment of dividends and the Equity Conditions have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, at the sole election of the Corporation, in cash or shares of Common Stock which shall be valued solely for such purpose at 95% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date; (iii) if funds are not legally available for the payment of dividends and the Equity Conditions have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, in shares of Common Stock which shall be valued solely for such purpose at 95% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date; (iv) if funds are not legally available for the payment of dividends, as to such Holder only, in unregistered shares of Common Stock which shall be valued solely for such purpose at 95% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date.  The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6. Dividends on the Series C Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Series C Preferred Stock held by each Holder on such Dividend Payment Date. Any dividends, whether paid in cash or shares of Common Stock, that are not paid within five Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment). If at any time the Corporation delivers a notice to the Holders of its election to pay the dividends in shares of Common Stock, the Corporation shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election, to the extent required by applicable law.

 b) So long as any Series C Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section 9(a)(ix). So long as any Series C Preferred Stock shall remain outstanding, (i) neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder), (ii) nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series C Preferred Stock remain unpaid, (iii) nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares PARI PASSU with the Series C Preferred Stock (other than in the case of a purchase or redemption of any shares of Series B Preferred Stock that occurs simultaneous with the purchase or redemption of shares of Series C Preferred Stock).

c) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in NRS) in respect of the Series C Preferred Stock and any future issuances of the Corporation's capital stock shall be equal to the aggregate par value of such Series C Preferred Stock or capital stock, as the case may be, and that, on or after the date of the 2007 Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation's capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves out of funds of the corporation available for dividends for any purpose without the prior written consent of each Holder.

d) The Series C Preferred Stock shall rank PARI PASSU with the Series B Preferred Stock  with respect to all dividend payments.

SECTION 4. VOTING RIGHTS. Except as otherwise provided herein or as otherwise required by law, the Series C Preferred Stock shall have no voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 50%, in the aggregate, of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend Section 4.5 of the Articles of Incorporation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise PARI PASSU with the Preferred Stock, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Preferred Stock, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing. Notwithstanding the above, this Section 4 shall not apply to any security issued in connection with a Strategic Transaction that ranks as to dividends, redemption or distribution of assets upon a Liquidation that is PARI PASSU with or junior to the Preferred Stock.

SECTION 5. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION"), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Series C Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the holders of all outstanding shares of Series B Preferred Stock and Series C Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder. The Series C Preferred Stock shall rank PARI PASSU with the Series B Preferred Stock with respect to distributions upon a Liquidation.

SECTION 6. CONVERSION.

a) CONVERSIONS AT OPTION OF HOLDER. Each share of Series C Preferred Stock shall be convertible at the option of the Holder, at any time and from time to time from and after the Original Issue Date into that number of shares of Common Stock (subject to the limitations set forth in Section 6(c) and Section 6(d)) determined by dividing the  Stated Value of such share of Series C Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as ANNEX A (a "NOTICE OF CONVERSION"). Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers by facsimile such Notice of Conversion to the Corporation (the "CONVERSION DATE"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Series C Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Series C Preferred Stock to the Corporation unless all of the shares of Series C Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such shares of Series C Preferred Stock promptly following the Conversion Date at issue. Shares of Series C Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b) CONVERSION PRICE. The conversion price for the Series C Preferred Stock shall equal $0.15, subject to adjustment herein (the "CONVERSION PRICE").

c) BENEFICIAL OWNERSHIP LIMITATION. The Corporation shall not effect any conversion of the Series C Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). The Corporation shall not give effect to any voting rights of the shares of Series C Preferred Stock, and any Holder shall not have the right to exercise voting rights with respect to any Series C Preferred Stock pursuant hereto, to the extent that giving effect to such voting rights would result in such Holder (together with its affiliates) being deemed to beneficially own in excess of the Beneficial Ownership Limitation of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Stated Value of Series C Preferred Stock beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including the Warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth  in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(c) applies, the determination of whether the Series C Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Series C Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Series C Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Series C Preferred Stock are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation's most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series C Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the Holder. By written notice to the Corporation, any Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, and (ii) any such increase or decrease will apply only to such Holder providing such written notice and not to any other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Series C Preferred Stock. This Section 6(c) shall not apply to the Corporation's exercise of its rights under Section 8.

d) TRADING MARKET LIMITATIONS. Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Approval (as defined below), then the Corporation may not issue upon conversion of the Series C Preferred Stock, a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued prior to such Conversion Date (A) upon conversion of or as payment of dividends on the Series C Preferred Stock, (B) upon exercise of the Warrants issued pursuant to that certain 2007 Purchase Agreement and (C) pursuant to any warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the 2007 Purchase Agreement, would exceed 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Issue Date (such number of shares, the "ISSUABLE MAXIMUM"). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) such the number of shares of Series C Preferred Stock initially purchased by such Holder by (y) the aggregate number of shares purchased by all Holders. Such portion shall be adjusted upward ratably in the event all of the shares of Series C Preferred Stock initially purchased by any Holder are no longer outstanding. If at any time (i) the number of shares of Common Stock which could, notwithstanding the limitation set forth herein, be issued to all Holders during the following 12 months (assuming all dividends are paid in shares of Common Stock during such period of determination based upon the VWAP at the time of any such determination) equals or exceeds the Issuable Maximum and (ii) the Corporation's voting shareholders shall not have previously approved the transactions contemplated by the Transaction Documents as may be required by an applicable rule or listing policy of a Trading Market (the "SHAREHOLDER APPROVAL"), then the Corporation shall issue to the Holder requesting conversion a number of shares of Common Stock equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum, and with respect to the remainder of the Series C Preferred Stock (including any accrued dividends) then held by such Holder for which a conversion in accordance with the applicable Conversion Price would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "EXCESS PREFERRED"), the Corporation shall be prohibited from converting such Excess Preferred, and shall promptly notify the Holder of the reason therefore. The Excess Preferred shall thereafter be unconvertible to such extent until and unless Shareholder Approval is subsequently obtained, but the rights and preferences of the Series C Preferred Stock otherwise set forth in Section 4.5 of the Articles of Incorporation shall otherwise remain in full force and effect.

e) MECHANICS OF CONVERSION

i. DELIVERY OF CERTIFICATE UPON CONVERSION. Not later than three Trading Days after each Conversion Date (the "SHARE DELIVERY DATE"), the Corporation shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates which, on or after the Effective Date,  representing the number of shares of Common Stock being acquired upon the conversion of shares of Series C Preferred Stock, and (B)  a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). On or after the Effective Date, the Corporation shall, upon request of the Holder, use its commercially reasonable efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice by written notice to the Corporation, in which event the Corporation shall promptly return to the Holder any original Series C Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return any Common Stock certificates representing the shares of Series C Preferred Stock tendered for conversion to the Corporation.

ii. OBLIGATION ABSOLUTE; PARTIAL LIQUIDATED DAMAGES. The Corporation's obligation to issue and deliver the Conversion Shares upon conversion of Series C Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares; PROVIDED, HOWEVER, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against the Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Series C Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series C Preferred Stock of the Holder shall have been sought and obtained. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(e)(i) on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Stated Value of Series C Preferred Stock being converted, $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are  delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The Exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iii. COMPENSATION FOR BUY-IN ON FAILURE TO TIMELY DELIVER CERTIFICATES UPON CONVERSION. If the Corporation fails to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 6(e)(i), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "BUY-IN"), then the Corporation shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) the shares of Series C Preferred Stock equal to the number of shares of Series C Preferred Stock submitted for conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(e)(i). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series C Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series C Preferred Stock as required pursuant to the terms hereof.

iv. RESERVATION OF SHARES ISSUABLE UPON CONVERSION. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Preferred Stock and payment of dividends on the  Series C Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series C Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions in the 2007 Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series C Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Conversion Shares Registration Statement.

v. FRACTIONAL SHARES. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

vi. TRANSFER TAXES. The issuance of certificates for shares of the Common Stock on conversion of this Series C Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series C Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

SECTION 7. CERTAIN ADJUSTMENTS.

a) STOCK DIVIDENDS AND STOCK SPLITS. If the Corporation, at any time while this Series C Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Series C Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the  Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) SUBSEQUENT EQUITY SALES. If the Corporation or any Subsidiary thereof, at any time while this Series C Preferred Stock is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities (other than a reduction in the Exercise Price of the Warrants issued to the Holders on the Original Issue Date), or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price (such issuances collectively, a "DILUTIVE ISSUANCE") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price, such issuance shall be deemed to have occurred for less than the then applicable Conversion Price on such date of the Dilutive Issuance), then the then applicable Conversion Price shall be reduced to a price determined by multiplying the then applicable Conversion Price by a fraction, the numerator of which is the sum of (A) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (B) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (C) the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then applicable Conversion Price, and the denominator of which shall be the sum of (X) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (Y) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (Z) the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance or any exchange of shares of any outstanding preferred stock of the Corporation for shares of a validly authorized, newly-created series of preferred stock. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "DILUTIVE ISSUANCE Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant  to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

c) SUBSEQUENT RIGHTS OFFERINGS. If the Corporation, at any time while this Series C Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. If any such rights, options or warrants expire without having been exercise, the Conversion Price as adjusted upon the issuance of such rights, options or warrants shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that only additional shares of Common Stock so issued were the additional shares of Common Stock, if any, actually issued or sold on the exercise of such rights, options or warrants and such additional shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights, options or warrants, whether or not exercised, provided that such readjustment shall not apply to prior conversions of the Series C Preferred Stock

d) PRO RATA DISTRIBUTIONS. If the Corporation, at any time while this Series C Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Section 7(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment  shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) FUNDAMENTAL TRANSACTION. If, at any time while this Series C Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then, upon any subsequent conversion of this Series C Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "ALTERNATE CONSIDERATION"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series C Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation of the Series C Preferred Stock with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Series C Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) CALCULATIONS. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g) NOTICE TO THE HOLDERS.

i. ADJUSTMENT TO CONVERSION PRICE. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. NOTICE TO ALLOW CONVERSION BY HOLDER. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series C Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Conversion Amount of this Series C Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

SECTION 8. FORCED CONVERSION; OPTIONAL REDEMPTION; AUTOMATIC MONTHLY CONVERSION.

a) FORCED CONVERSION. Notwithstanding anything herein to the contrary, to the extent that VWAP for each of any 20 consecutive Trading Day period exceeds the  then applicable Conversion Price (such 20 consecutive Trading Day period, the "THRESHOLD PERIOD"), if (i)(x) the VWAP during the Threshold Period exceeds $1.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (y) the daily trading volume for each Trading Day during such Threshold Period exceeds 250,000 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), (ii)(x) the VWAP during the Threshold Period exceeds $1.25 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (y) the daily trading volume for each Trading Day during such Threshold Period exceeds 200,000 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), (iii)(x) the VWAP during the Threshold Period exceeds $1.50 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (y) the daily trading volume for each Trading Day during such Threshold Period exceeds 150,000 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), or (iv)(x) the VWAP during the Threshold Period exceeds $1.75 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (y) the daily trading volume for each Trading Day during such Threshold Period exceeds 100,000 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), then the Corporation may, within two Trading Days after the end of any such Threshold Period, deliver a written notice to all Holders (a "FORCED CONVERSION NOTICE” and the date such notice is delivered to all Holders, the "FORCED CONVERSION NOTICE DATE") to cause each Holder to convert all or part of such Holder's Series B Preferred Stock (as specified in such Forced Conversion Notice) plus all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Series B Preferred Stock pursuant to Section 6, it being agreed that the "Conversion Date” for purposes of Section 6 shall be deemed to occur on the third Trading Day following the Forced Conversion Notice Date (such third Trading Day, the "FORCED CONVERSION DATE"). The Corporation may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not be effective, unless (y) a forced conversion of the Series B Preferred Stock  in accordance with the Series B Certificate , occurs simultaneously with the forced conversion of the Series C Preferred Stock in accordance with this Section 8(a), and (z) all of the Equity Conditions have been met on each Trading Day occurring during the applicable Threshold Period through and including the later of the Forced Conversion Date and the Trading Day after the date that the Conversion Shares issuable pursuant to such conversion are actually delivered to the Holder pursuant to the Forced Conversion Notice. Any Forced Conversion Notices shall be applied ratably to all of the holders of Preferred Stock based the number of shares of Preferred Stock held by each holder of Preferred Stock as of the forced Conversion Date, provided that any voluntary conversions by a Holder shall be applied against such Holder's pro-rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if less than all shares of the Preferred Stock are forcibly converted. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 6, including,  without limitation, the provisions requiring payment of liquidated damages and limitations on conversions.

b) OPTIONAL REDEMPTION. Subject to the provisions of this Section 8,  the Corporation may deliver a notice to the Holders (an "OPTIONAL REDEMPTION NOTICE” and the date such notice is deemed delivered hereunder, the "OPTIONAL REDEMPTION NOTICE DATE") of its irrevocable election to redeem some or all of the then outstanding Series C Preferred Stock, for cash in an amount equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the "OPTIONAL REDEMPTION DATE” and such redemption, the "OPTIONAL REDEMPTION"). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Corporation may only effect an Optional Redemption if each of the Equity Conditions shall have been met on each Trading Day occurring during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made. If any of the Equity Conditions shall cease to be satisfied at any time during such 20 Trading Day period, then a Holder may elect to nullify the Optional Redemption Notice as to such Holder by notice to the Corporation within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if the Corporation is obligated to notify the Holders of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Corporation) in which case the Optional Redemption Notice shall be null and void, AB INITIO. Additionally, the Corporation may only effect an Optional Redemption if a similar redemption of the Series C Preferred Stock, in accordance with the Series C Certificate, occurs simultaneously with the Optional Redemption of the Series B Preferred Stock in accordance with this Section 8(b). The Corporation covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date the Optional Redemption Amount is paid in full. Any Optional Redemption Notices shall be applied ratably to all of the holders of Preferred Stock based the number of shares of Preferred Stock held by each holder of Preferred Stock as of the Optional Redemption Date, provided that any voluntary conversions by a Holder shall be applied against such Holder's pro-rata allocation, thereby decreasing the aggregate amount redeemed hereunder if less than all shares of the Preferred Stock are redeemed.

c) AUTOMATIC MONTHLY CONVERSIONS.  Subject to the terms herein, on each Monthly Conversion Date (as defined below), a number of shares of Series C Preferred Stock equal to each Holder’s pro-rata portion (based on the shares of Series C Preferred Stock held by each Holder on August 1, 2011) of the Monthly Conversion Amount (as defined below) shall automatically convert into shares of Common Stock at the then-effective Conversion Price (each such conversion, a (the “Monthly Conversion”). Each Holder may convert, pursuant to Section 6(a), all or a portion of its Series C Preferred Stock subject to a Monthly Conversion at any time prior to a Monthly Conversion Date.  Any Series  C Preferred Stock converted (other than pursuant to a Monthly Conversion) during the calendar month immediately prior to a Monthly Conversion Date shall be applied to such Holder’s pro rata portion of such Monthly Conversion Amount (up to such Holder’s pro rata portion for such month).  Notwithstanding anything to the contrary set forth herein, the Corporation shall not be permitted to effect a Monthly Conversion on a Monthly Conversion Date unless (i) the Common Stock shall be listed or quoted for trading on a Trading Market, (ii) there is a sufficient number of authorized shares of Common Stock for issuance of all Common Stock to be issued upon such Monthly Conversion, (iii) as to any Holder, the issuance of the shares shall not cause a breach of any provision of Section 6(c) herein, (iv) if requested by the Holder and a Rule 144 Rep Letter (as defined below) shall have been provided by such Holder after request from the Corporation, the Conversion Shares are delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions, may be resold by the Holder pursuant to an exemption under the Securities Act and are otherwise free of restrictive legends and trading restrictions on the Holder,     (v) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (vi) the applicable Holder is not in possession of any information provided to the applicable Holder by the Corporation that constitutes material non-public information, and (vii) the average VWAP for the 20 Trading Days immediately prior to the applicable Monthly Conversion Date equals or exceeds the then-effective Conversion Price.   As used herein, the following terms shall have the following meanings: (i) “Monthly Conversion Date “means the first day of each month, commencing on September 1, 2011, and terminating on the date the Series C Preferred Stock is no longer outstanding; (ii) “Monthly Conversion Amount “means an aggregate Stated Value of Series C Preferred Stock among all Holders that is equal to 35% of aggregate dollar trading volume of the Common Stock during the 20 Trading Days immediately prior to the applicable Monthly Conversion Date (such 20 Trading Day period, the “Measurement Period”), increasing  to 50% of the aggregate dollar trading volume during the Measurement Period if the average VWAP during such Measurement Period equals or exceeds $0.20 (subject to adjustment for forward and reverse stock splits and the like that occur after August 1, 2011) and further increasing to 70% of the aggregate dollar trading volume during such Measurement Period if the average VWAP during such Measurement Period equals or exceeds $0.25 (subject to adjustment for forward and reverse stock splits and the like that occur after August 1, 2011).   All shares of Common Stock issued on a Monthly Conversion Date shall be delivered otherwise in accordance with the procedures and time frames set forth in Section 6 above. Upon the request of the Corporation, each Holder shall provide to the Corporation, a customary Rule 144 representation letter relating to all shares of Common Stock to be issued upon each Monthly Conversion (a “Rule 144 Rep Letter ”).

SECTION 9. [intentionally omitted]

SECTION 10. NEGATIVE COVENANTS. So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the affirmative written consent of the holders of at least 50%, in the aggregate, of the then outstanding shares of the Preferred Stock:

a) other than Permitted Indebtedness, for a period of three years from the Original Issue Date, enter into, create, incur, assume, guarantee or suffer to exist any  indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, for a period of three years from the Original Issue Date, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its articles of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a DE MINIMIS number of shares of its Common Stock, Common Stock Equivalents or Junior Securities, except for the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

e) enter into any agreement or understanding with respect to any of the foregoing; or

f) pay cash dividends or distributions on Junior Securities of the Corporation.

SECTION 11. MISCELLANEOUS.

a) NOTICES. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, facsimile number 201-750-2755, Attn: Chief Executive Officer, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight  courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) ABSOLUTE OBLIGATION. Except as expressly provided herein, no provision of Section 4.5 of the Articles of Incorporation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Series C Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) LOST OR MUTILATED SERIES C PREFERRED STOCK CERTIFICATE. If a Holder's Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of Section 4.5 of the Articles of Incorporation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under Section 4.5 of the Articles of Incorporation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to Section 4.5 of the Articles of Incorporation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of Section 4.5 of the Articles of Incorporation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs  and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) WAIVER. Any waiver by the Corporation or the Holder of a breach of any provision of Section 4.5 of the Articles of Incorporation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of Section 4.5 of the Articles of Incorporation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of Section 4.5 of the Articles of Incorporation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of Section 4.5 of the Articles of Incorporation. Any waiver by the Corporation or the Holder must be in writing.

f) SEVERABILITY. If any provision of Section 4.5 of the Articles of Incorporation is invalid, illegal or unenforceable, the balance of Section 4.5 of the Articles of Incorporation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) NEXT BUSINESS DAY. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) HEADINGS. The headings contained herein are for convenience only, do not constitute a part of Section 4.5 of the Articles of Incorporation and shall not be deemed to limit or affect any of the provisions hereof.

i) STATUS OF CONVERTED OR REDEEMED SERIES C PREFERRED STOCK. Shares of Series C Preferred Stock may only be issued pursuant to the 2007 Purchase Agreement. If any shares of Series C Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C 8% Convertible Preferred Stock.

4.6.           Series E Convertible Preferred Stock.  The total number of shares of Series E Convertible Preferred Stock the Corporation shall have the authority to issue is FOUR THOUSAND (4,000), with a par value of $0.01 per share and a stated value equal to $1,000 (the "STATED VALUE") per share.  The designations, powers, preferences, rights and restrictions granted or imposed upon the Series E Convertible Preferred Stock and holders thereof are as follows:

SECTION 1.  DEFINITIONS. Capitalized terms used and not otherwise defined herein that are defined in the Strategic Agreement shall have the meanings given such terms in the Strategic Agreement. A copy of the Strategic Agreement as in effect on the date hereof shall be provided without charge to any holder of Common Stock or Preferred Stock upon written request therefore. For the purposes hereof, the following terms shall have the following meanings:

“Adjusted Convertible Outstanding Amount” means, for purposes of determining the adjustment to the Conversion Price under Section 7(i) hereof, as of the time of such determination, the sum of (i) the number of outstanding shares of Common Stock), (ii) the number of shares of Common Stock into which all Series B Preferred Stock are then convertible at the Original Series B Preferred Stock Conversion Price, and (iii) the number of shares of Common Stock into which all Series C Preferred Stock are then convertible at the Original Series C Preferred Stock Conversion Price.  For the avoidance of doubt, the Adjusted Convertible Outstanding Amount shall  not  include any shares of Common Stock into which the Series E Preferred Stock is convertible.

 “Alternate Consideration” shall have the meaning set forth in Section 7(f).

 “Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Corporation’s common stock, par value U.S.$0.001 per share (as amended by the Amendment), and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 7(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

“Dividend Issuance” shall have the meaning set forth in Section 7(c).

“Dividend Issuance Notice” shall have the meaning set forth in Section 7(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means, subject to the requirement to obtain the prior consent of the Holder pursuant to Section 4(b), to the extent such requirement exists, the issuance of (a) shares of Common Stock or options to purchase Common Stock to employees, consultants, officers or directors of the Corporation pursuant to any stock or option plan existing on the date hereof and disclosed in the Company Disclosure Schedules or duly adopted by a majority of the independent members of the Board of Directors or a majority of a committee of independent members of the Board of Directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities of the Corporation outstanding on the date hereof and disclosed in the Company Disclosure Schedules, including the Existing Preferred Stock, pursuant to the terms thereof, provided that such securities have not been amended since the date of this Agreement to increase the number of securities or to decrease the exercise, exchange or conversion price of any such securities, except for adjustments required by the terms thereof (c) up to a maximum of 2,000,000 shares of Common Stock or Common Stock Equivalents in any rolling 12 month period issued to consultants, vendors, financial institutions or lessors in connection with services provided by such Persons referred to in this clause (c), but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and provided that none of such shares may be registered for sale or resale by any such holders, and provided further that issuances described in this clause (c) are approved by a majority of the independent members of the Board of Directors, (d) securities as a dividend or distribution on any of the Securities issued pursuant to the Strategic Agreement, (e) shares of Common Stock upon the exercise of the Conversion Warrants and (f) securities in connection with any stock split, stock dividend or recapitalization of the Common Stock.

“Existing Preferred Stock” means, as of any date of determination, the then issued and outstanding shares of Series B Preferred Stock and Series C Preferred Stock.

“Forced Conversion” shall have the meaning set forth in Section 8.

“Fundamental Transaction” shall have the meaning set forth in Section 7(f).

“Holder” means Epic Investments, LLC, a Delaware limited liability company.

“Junior Securities” means the Common Stock, Series B Preferred Stock, Series C Preferred Stock and all other Common Stock Equivalents of the Corporation, other than  those securities which are explicitly senior or  pari passu  to the Series E Preferred Stock in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“New York Courts” shall have the meaning set forth in Section 10(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Series E Preferred Stock regardless of the number of transfers of any particular shares of Series E Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series E Preferred Stock.

“Original Series B Conversion Price” means $1.56, (subject only to adjustment under Section 7(a) of the Series B Certificate).

“Original Series C Conversion Price” means $1.61, (subject only to adjustment under Section 7(a) of the Series C Certificate).

 “Preferred Stock” means the Series B Preferred Stock, Series C Preferred Stock, and Series E Preferred Stock collectively.

“Redemption Issuance” shall have the meaning set forth in Section 7(d).

“Redemption Issuance Notice” shall have the meaning set forth in Section 7(d).

“Series B Certificate” means the Designations of the Series B 8% Convertible Preferred Stock of the Corporation set forth in the Articles of Incorporation.

“Series B Preferred Stock” means the Series B 8% Convertible Preferred Stock, par value U.S.$0.01 per share, of the Corporation.

“Series C Certificate” means the Designations of the Series C 8% Convertible Preferred Stock of the Corporation set forth in the Articles of Incorporation.

“Series C Preferred Stock” means the Series C 8% Convertible Preferred Stock, par value U.S.$0.01 per share, of the Corporation.

“Series D Amendment Agreement” means the certain Amendment Agreement, dated as of June 25, 2010, by and among the Corporation, Bushido Capital Master Fund, LP and Midsummer Investment Ltd.

“Series D Warrants” means the common stock warrant, as amended, issued to the purchasers of the Series D Preferred Stock pursuant to a certain Securities Purchase Agreement, dated September 15, 2008, as amended, among the Corporation and the investors signatory thereto.

“Series E Preferred Stock” shall have the meaning set forth in Section 2.

“Share Delivery Date” shall have the meaning set forth in Section 6(d)(i).

“Stated Value” shall have the meaning set forth in Section 2.

“Strategic Agreement” means the Strategic Alliance Agreement, dated as of March 18, 2009, to which the Corporation and the Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transfer” means any voluntary or involuntary, direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition; provided, however, (i) the conversion by the Holder of any shares of Series E Preferred Stock into Conversion Shares shall not be deemed a “Transfer” for purposes hereof, and (ii) any sale, transfer, conveyance, assignment or other disposition in connection with a Fundamental Transaction shall not be deemed a Transfer hereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Corporation.

Section 2.  DESIGNATION, AMOUNT AND PAR VALUE. This series of preferred stock shall be designated as its Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and the number of shares so designated shall be 4,000 (which shall not be subject to increase without the requisite affirmative vote of the Holder as set forth in Section 4(b)). Each share of Series E Preferred Stock shall have a par value of U.S.$0.01 per share and a stated value equal to U.S.$1,000 (the “Stated Value”).

SECTION 3.  DIVIDENDS.

a)          So long as any Series E Preferred Stock shall remain outstanding, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends payable pursuant to the Series B Certificate and the Series C Certificate) unless the Holder shall first receive, or simultaneously receive, a dividend on each outstanding share of Series E Preferred Stock in an amount equal to the dividend the Holder would have been entitled to receive upon conversion, in full, of one share of Series E Preferred Stock immediately prior to the record date for determination of holders entitled to receive such dividend.

b)          So long as any Series E Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Series E Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than dividends described in Section 3(a)), nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of, any Junior Securities or shares  pari passu  with the Series E Preferred Stock.

c)          The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in NRS) in respect of the Series E Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Series E Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Strategic Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date.

SECTION 4.  VOTING RIGHTS.

a)  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), the Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by the Holder are convertible as of the record date for determining the stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of Section 4.6 of the Articles of Incorporation, the Holder shall vote together with the holders of Common Stock, as a single class.

b)  The Corporation shall not, between the Original Issue Date and the date which is the earlier of (x) the date the Purchaser Directors constitute a majority of the Board of Directors and (y) the date that is 90 days following the fifth (5th) anniversary of the Original Issue Date, except as specifically permitted by any other provision hereof or the other Transaction Documents or as the Holder shall otherwise agree in writing, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Holder:

i.  amend or otherwise change the Corporation’s articles of incorporation or bylaws so as to adversely affect the Holder in a material manner;

ii.  (A) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of (1) any shares of Common Stock or Common Stock Equivalents or (2) other shares of capital stock of the Corporation or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), provided that the prohibitions referred to in clauses (1) and (2)  of this Section 4(b)(ii) shall not be applicable to Exempt Issuances, or (B) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets of the Corporation, except pursuant to existing Contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

iii.  declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock, other than dividends payable on outstanding shares of  Existing Preferred Stock in accordance with the terms thereof as in effect on the date hereof;

iv.  other than in connection with a reverse stock split, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, Common Stock, Common Stock Equivalents, Preferred Stock or Preferred Stock Equivalents or other securities;

 v. (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets, other than acquisitions of inventory or other assets in the ordinary course of business consistent with past practice; or (B) other than Permitted Indebtedness, for a period of three (3) years from the Initial Closing Date, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, except for indebtedness for borrowed money incurred by the Corporation in the ordinary course of business consistent with past practice pursuant to the terms of a current Company Material Contract;

vi.  except as may be required by contractual commitments or corporate policies with respect to employee severance or termination pay in existence on the date hereof as disclosed in the Company Disclosure Schedules: (A) increase the compensation or benefits payable or to become payable to its directors, officers or employees, except for customary increases to compensation or benefits of the Corporation’s employees (other than officers and directors) of not more than five percent (5%) in the aggregate per annum made by the Corporation consistent with past practice and approved by a majority of the independent members of the Board of Directors; or (B) grant any rights to severance or termination  pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Corporation, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable law and except for such employment, severance or termination agreements with the Corporation’s employees (other than officers and directors) that are entered into on an arm’s length basis and approved by a majority of the independent members of the Board of Directors;

vii.  (A) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms; (B) accelerate or delay collection of any material notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, or (C) delay or accelerate payment of any material account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

viii.  make any material change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a governmental entity;

ix.  waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

x.  make any material tax election, settle or compromise any material liability for Taxes, or materially amend any material Tax Return;

xi.  be a party to any Change of Control Transaction or enter into any sale, transfer, assignment, lease, license, mortgage, pledge, exchange or other disposition of all or substantially all of the assets or property (real or personal, tangible or intangible) of the Corporation or any merger, consolidation or reorganization of the Corporation with another entity;

xii.  take any action or step in connection with the voluntary liquidation and dissolution of the Corporation or the filing of a voluntary petition or other institution of proceedings to have the Corporation adjudicated as bankrupt or the consenting to the institution of such proceedings against the Corporation; or

xiii.  authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Notwithstanding the anything to the contrary contained in this Section 4(b), (A) the provisions set forth in clauses (ii) (B), (ix), (x), (xi) and (xii) shall not apply after the expiration of the Lock-Up Period, if at such time the Holder does not own the Minimum Share Requirement and (B) if at any time after the Holder has acquired, pursuant to the Strategic Agreement or other Transaction Documents, a number of shares of Series E Preferred Stock and/or Conversion Shares representing twenty-five percent (25%) or more of the shares of the capital stock of the Corporation, on an as-converted basis, the Holder’s ownership percentage of the shares of the capital stock of the Corporation, on an as-converted basis, falls below twenty percent (20%) as a result of Transfers made by the Holder, then the prior written consent of the Holder shall not be required prior to the consummation of any action of the Corporation referred to under this Section 4(b).

 c)  Except for the rights expressly set forth herein or in the Transaction Documents, nothing contained herein or in the other Transaction Documents shall give the Holder, directly or indirectly, the right to control or direct the operations of the Corporation and the Corporation shall exercise, consistent with the terms and conditions hereof and the other Transaction Documents, complete control and supervision over its operations.

SECTION 5.  LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation ”), the Holder shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value for each share of Series E Preferred Stock held by the Holder before any distribution or payment shall be made to the holders of any Junior Securities, including, without limitation, the Series B Preferred Stock and the Series C Preferred Stock. Upon a Liquidation, the Series E Preferred Stock will rank senior to any Junior Securities, including, without limitation, the Series B Preferred Stock and the Series C Preferred Stock. If the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holder shall be ratably distributed among the Holder in accordance with the respective amounts that would be payable on the shares of Series E Preferred Stock owned by the Holder as if all amounts payable thereon were paid in full. The Corporation shall mail written notice to the Holder of any such Liquidation, not less than 45 calendar days prior to the payment date stated therein.

SECTION 6.  CONVERSION.

a)  Conversions at Option of the Holder. Subject to Section 6(c) below, each share of Series E Preferred Stock shall be convertible at the option of the Holder, at any time and from time to time from and after the Original Issue Date into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series E Preferred Stock by the Conversion Price. The Holder shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as  Annex A  (a “Notice of Conversion ”). Each Notice of Conversion shall specify the number of shares of Series E Preferred Stock to be converted, the number of shares of Series E Preferred Stock owned by the Holder prior to the conversion at issue, the number of shares of Series E Preferred Stock owned by the Holder subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation in accordance with Section 10(a) (such date, the “Conversion Date ”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered in accordance with Section 10(a). The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  To effect conversions, as the case may be, of shares of Series E Preferred Stock, the Holder shall not be required to surrender the certificate(s) representing such shares of Series E Preferred Stock to the Corporation unless all of the shares of Series E Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such shares of Series E Preferred Stock promptly following the Conversion Date at issue.  Shares of Series E Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b)  CONVERSION PRICE.  The conversion price for the Series E Preferred Stock shall equal U.S.$0.05, subject to adjustment herein (the “Conversion Price ”).

c)  AUTHORIZED SHARE LIMITATIONS.  Notwithstanding anything herein to the contrary, the Holder’s ability to convert Series E Preferred Stock into Conversion Shares shall be limited to a number of Conversion Shares equal to the difference between (a) the Company’s total authorized shares of Common Stock as of the applicable Conversion Date, minus (b) as of the applicable Conversion Date, the sum of (i) the Company’s total issued and outstanding Common Stock and (ii) the total number of shares of Common Stock reserved for issuance upon the exercise or conversion, as applicable, of outstanding Common Stock Equivalents (including, without limitation, the Warrants, and the Series D Warrants). The portion of the Series E Preferred Stock which may not be converted as a result of this Section 6(c) shall thereafter be unconvertible to such extent until and unless approval by the Corporation’s stockholders of an increase in the number of authorized shares of Common Stock of the Corporation is subsequently obtained; provided, however, the rights and preferences of the Series E Preferred Stock otherwise set forth in Section 4.6 of the Articles of Incorporation shall otherwise remain in full force and effect. For the avoidance of doubt, the voting rights of the Holder under Section 4(a) shall not be affected by the restrictions of this Section 6(c).

d)  MECHANICS OF CONVERSION

i.  DELIVERY OF CERTIFICATE UPON CONVERSION. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date ”), the Corporation shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series E Preferred Stock.

ii. OBLIGATION ABSOLUTE; PARTIAL LIQUIDATED DAMAGES.  Subject to the limits set forth in Section 6(c), the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series E Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares;  provided ,  however , that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against the Holder.  In the event the Holder shall elect to convert any or all of the Stated Value of its shares of Series E Preferred Stock, the Corporation may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to the Holder, restraining and/or enjoining conversion of all or part of the Series E Preferred Stock of the Holder shall have been sought and obtained.  In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit the Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

iii.  RESERVATION OF CONVERSION SHARES ISSUABLE UPON CONVERSION.  The Corporation covenants that it will at all times take all steps necessary to reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series E Preferred Stock, as provided herein, and shares of Common Stock issuable upon exercise of the Warrants, as provided in such Warrants, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series E Preferred Stock and upon the exercise of the Warrants.  To the extent that the Amendment does not result in an increase of the Corporation’s authorized and unissued shares of Common Stock adequate for the conversion in full of the Series E Preferred Stock and exercise in full of the Warrants, the Corporation shall undertake to promptly seek stockholder approval to increase such number of authorized and unissued shares of Common Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

iv.  FRACTIONAL SHARES. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time.  If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

v.  TRANSFER TAXES.  The issuance of certificates for Conversion Shares on conversion of the Series E Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series E Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

SECTION 7.  CERTAIN ADJUSTMENTS.

a)  STOCK DIVIDENDS AND STOCK SPLITS.  If the Corporation, at any time while the Series E Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Existing Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)  SUBSEQUENT DILUTIVE ISSUANCES.  If the Corporation or any Subsidiary thereof, at any time while this Series E Preferred Stock is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities (other than a reduction in the Exercise Price (as defined in the Warrant) of the Warrant issued to the Holder on the Original Issue Date), or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents in connection with an Exempt Issuance, for which the Holder’s consent was not required under Section 4(b), entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price (any such issuance, a “Dilutive Issuance ”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price, such issuance shall be deemed to have occurred for less than the then applicable Conversion Price on such date of the Dilutive Issuance), then the then applicable Conversion Price shall be reduced to a price determined by multiplying the then applicable Conversion Price by a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance  plus  (ii) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance  plus  (iii) the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then applicable Conversion Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance  plus  (2) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance  plus  (3) the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance.  Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of any issuance as to which the Holder has provided its written approval under Section 4(b) or otherwise.  The Corporation shall notify the Holder in writing, no later than five (5) Business Days following a Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice ”).  Such Dilutive Issuance Notice shall be given by the Corporation to the Holder in accordance with Section 10(a). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

c)  SUBSEQUENT DIVIDEND ISSUANCES.  If the Corporation, at any time while the Series E Preferred Stock is outstanding, shall issue shares of Common Stock in lieu of cash in satisfaction of its dividend obligations on shares of outstanding Existing Preferred Stock in accordance with the Series B Certificate and Series C Certificate, as applicable (any such issuance, a “Dividend Issuance”), then the then applicable Conversion Price shall be reduced to a price equal to (i) the aggregate Stated Value of Series E Preferred Stock then outstanding divided by (ii) the product of (x) aggregate number of Conversion Shares issuable upon conversion of the then outstanding Series E Preferred Stock immediately prior to Dividend Issuance multiplied by (y) the sum of one plus a fraction with: (A) a numerator equal to (I) the number of outstanding shares of Common Stock immediately after giving effect to the Dividend Issuance (assuming conversion of all Existing Preferred Stock in accordance with the Series B Certificate and Series C Certificate, as applicable, but not the Series E Preferred Stock) minus (II) the number of outstanding shares of Common Stock immediately prior to the Dividend Issuance (assuming conversion of all Existing Preferred Stock  in accordance with the Series B Certificate and Series C Certificate, as applicable, but not the Series E Preferred Stock); and (B) a denominator equal to the number of outstanding shares of Common Stock immediately prior to the Dividend Issuance (assuming conversion of all Existing Preferred Stock in accordance with the Series B Certificate and Series C Certificate, as applicable, but not the Series E Preferred Stock). The Corporation shall notify the Holder in writing following a Dividend Issuance, indicating therein the occurrence of the applicable Dividend Issuance triggering such adjustment and the calculation of such adjusted Conversion Price (such notice, the “Dividend Issuance Notice ”).  Such Dividend Issuance Notice shall be given by the Corporation to the Holder in accordance with Section 10(a). For purposes of clarification, whether or not the Corporation provides a Dividend Issuance Notice pursuant to this Section 7(c), upon the occurrence of any Dividend Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dividend Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

d)  PRO RATA DISTRIBUTIONS. If the Corporation, at any time while the Series E Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Sections 7(b)and 7(c)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith.  In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e)  FUNDAMENTAL TRANSACTION. If, at any time while the Series E Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person (other than the Holder), (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, other than to the Holder, (C) any tender offer or exchange offer (whether by the Corporation or another Person (other than the Holder)) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction ”), then, upon any subsequent conversion of the Series E Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration ”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series E Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation of the Series E Preferred Stock with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder’s right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(f) and insuring that the Series E Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f)  CALCULATIONS.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g)  NOTICE TO THE HOLDER.

i.     ADJUSTMENT TO CONVERSION PRICE.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly cause to be delivered to the Holder in accordance with Section 10(a) a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.     NOTICE TO ALLOW CONVERSION BY THE HOLDER.  If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series E Preferred Stock, and shall cause to be delivered to the Holder in accordance with Section 10(a), at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that, except in respect of the approval of the stockholders described in the preceding clause (D), the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert the Conversion Amount of the Series E Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

SECTION 8.  FORCED CONVERSION.  At any time following the date upon which there are no outstanding shares of Series B and Series C Preferred Stock, the Corporation may automatically convert all of the then outstanding shares of Series E Preferred Stock into Common Stock at the then effective Conversion Price (such automatic conversion, the “Forced Conversion ”), if, after giving effect to the Forced Conversion, the Conversion Shares issued to the Holder upon such Forced Conversion  plus  the number of shares of Common Stock owned by the Holder immediately prior to such Forced Conversion shall equal a number of shares of Common Stock that is greater than fifty percent (50%) of the then outstanding Common Stock. The Holder will be given at least five (5) Business Days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series E Preferred Stock pursuant to this Section 8.  Such written notice shall be given by the Corporation to the Holder in accordance with Section 10(a).  On or before the date fixed for conversion the Holder shall surrender its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of Conversion Shares into which the Holder’s shares of Series E Preferred Stock are convertible.  On the date fixed for conversion, all rights with respect to the Series E Preferred Stock so converted will terminate, except only the rights of the Holder, upon surrender of its certificate or certificates therefor, to receive certificates for the number of Conversion Shares into which such Series E Preferred Stock has been converted and payment of any declared and unpaid dividends thereon.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder.  All certificates evidencing shares of Series E Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series E Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the Holder to surrender such certificates on or prior to such date.  As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series E Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to the Holder, or on or its written order, a certificate or certificates for the number of Conversion Shares issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 6(d)(i) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

SECTION 9.  TRANSFERS.  Notwithstanding anything herein to the contrary, other than with respect to Transfers to Affiliates of the Holder, the Holder shall not be entitled to Transfer its shares of Series E Preferred Stock without the prior written consent of the Corporation; provided, however, that nothing in this Section 9 shall prohibit or otherwise restrict the Holder’s ability to Transfer the Conversion Shares issued to it following a conversion of its shares of Series E Preferred Stock in accordance with the terms hereof following the Lock-Up Period.

SECTION 10.  MISCELLANEOUS.

a)  NOTICES.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, facsimile number  (201) 750-2755, Attn: Chief Operating Officer, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holder delivered in accordance with this Section 10.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address of the Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)  LOST OR MUTILATED SERIES E PREFERRED STOCK CERTIFICATE.  If the Holder’s Series E Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series E Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c)  GOVERNING LAW.  All questions concerning the construction, validity, enforcement and interpretation of Section 4.6 of the Articles of Incorporation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under Section 4.6 of the Articles of Incorporation and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to Section 4.6 of the Articles of Incorporation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of Section 4.6 of the Articles of Incorporation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d)  WAIVER.  Any waiver by the Corporation or the Holder of a breach of any provision of Section 4.6 of the Articles of Incorporation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of Section 4.6 of the Articles of Incorporation.  The failure of the Corporation or the Holder to insist upon strict adherence to any term of Section 4.6 of the Articles of Incorporation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of Section 4.6 of the Articles of Incorporation.  Any waiver by the Corporation or the Holder must be in writing.

e)  SEVERABILITY.  If any provision of Section 4.6 of the Articles of Incorporation is invalid, illegal or unenforceable, the balance of Section 4.6 of the Articles of Incorporation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f)  NEXT BUSINESS DAY.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

g)  HEADINGS.  The headings contained herein are for convenience only, do not constitute a part of Section 4.6 of the Articles of Incorporation and shall not be deemed to limit or affect any of the provisions hereof.

h)  STATUS OF CONVERTED OR REDEEMED SERIES E PREFERRED STOCK.  Shares of Series E Preferred Stock may only be issued pursuant to the Strategic Agreement.  If any shares of Series E Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series E Preferred Stock.

4.7.           Series F Preferred Stock.  The total number of shares of Series F Preferred Stock the Corporation shall have the authority to issue up to ONE THOUSAND ONE HUNDRED (1,100), with a par value of $0.01 per share and a stated value equal to $10,000 per share.  The designations, powers, preferences, rights and restrictions granted or imposed upon the Series F Preferred Stock and holders thereof are as follows:

SECTION 1.  DESIGNATION, AMOUNT AND PAR VALUE.  The series of Preferred Stock shall be designated as the Corporation’s Series F Preferred Stock (the “Series F Preferred Stock”) and the number of shares so designated shall be 1,100 (which shall not be subject to increase without the consent of all of the holders of the Series F Preferred Stock (each a “Holder” and collectively, the “Holders”).  Each share of Series F  Preferred Stock shall have a $0.01 par value per share.  Shares of Series F Preferred Stock shall only be issued in respect of the transactions contemplated by the certain Securities Purchase Agreement, dated on or about December 30, 2011, by and between the Corporation and Socius CG II, Ltd. (the “Series F Purchase Agreement”), and as Dividends (as defined below) thereon.

SECTION 2.  RANKING.  The Series F Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

a)  Senior to the Corporation’s common stock, $0.001 par value per share (“Common Stock”) (the “Junior Shares”);

b)  Junior to all existing and future indebtedness of the Corporation and any class or series of Preferred Stock of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Senior Shares”). Without limiting the generality of the foregoing the Series F Preferred Stock is Junior to the Series E Preferred Stock.

SECTION 3.  DIVIDENDS AND OTHER DISTRIBUTIONS.  Commencing on the date of the issuance of any share of Series F Preferred Stock, (in each case, the “Issuance Date”), and subject to the rights of the Senior Shares, Holders of Series F Preferred Stock shall be entitled to receive dividends on each outstanding share of Series F Preferred Stock (“Dividends”), which shall accrue on a cumulative basis in shares of Series F Preferred Stock at a rate equal to 10.0% per annum from the respective Issuance Date.

a)  Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section 3 shall be made based on a 365-day year and on the number of days actually elapsed during the applicable period, compounded annually.  Dividends hereunder shall accrue on a daily basis.

b)  Accrued Dividends shall be paid upon redemption of the Series F Preferred Stock in accordance with Sections 5 and 6, and shall be redeemed at such time as part of such redemption.

SECTION 4.  PROTECTIVE PROVISION.  So long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of a majority of the shares of the Series F Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series F Preferred Stock or alter or amend this Section 4.7, (b) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (c) change the authorized number of shares of Series F Preferred Stock, (d) liquidate, dissolve or wind-up the business and affairs of the  Corporation or effect any Deemed Liquidation Event (as defined below), or (e) enter into any agreement with respect to the foregoing.

a)  A “Deemed Liquidation Event” shall mean:  (i) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation. Notwithstanding anything to the contrary herein, a Deemed Liquidation Event shall not include the acquisition or disposition by Epic Pharma LLC and/or Epic Investments, LLC, including any affiliated or successor entities of 50% or more of the Corporation’s shares Voting Stock. “Voting Stock” means capital stock (including the shares of the Corporation’s Series E Preferred Stock) of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

b)  The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 4(a) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5.

SECTION 5.  LIQUIDATION.

a)  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, before any distribution or payment shall be made to the holders of any Junior Shares by reason of their ownership thereof, but after any distribution or payment to be made to the holders of any Senior Shares and simultaneous with any distribution or payment to be made to the holders of any pari passu shares, the Holders of Series F Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series F Preferred Stock equal to $10,000.00 (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares), plus any accrued or declared but unpaid Dividends thereon (collectively, the “Series F Liquidation Value”).  If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after any distribution or payment to be made to the holders of any Senior Shares, the amounts payable with respect to the shares of Series F Preferred Stock are not paid in full, the holders of shares of Series F Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

b)  After payment has been made to the Holders of the Series F Preferred Stock of the full amount of the Series F Liquidation Value, any remaining assets of the Corporation shall be distributed among the holders of Junior Shares in accordance with the Corporation’s Articles of Incorporation.

c)  If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all Holders, then such assets shall be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

d)  The value of any securities to be delivered to the Holders pursuant to this Section 5 shall be determined as follows:

i.  If listed on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the date of the Deemed Liquidation Event (the “Deemed Liquidity Date”);

ii.  If actively traded over the counter, the value shall be deemed to be the average of the closing bid prices over the thirty day period ending three days prior to the Deemed Liquidity Date; and

iii.  If there is no active public market, the value shall be the fair market value thereof as determined jointly in good faith by the Holder and the Corporation’s board of directors.

SECTION 6.  REDEMPTION.

a)  CORPORATION’S REDEMPTION OPTION.  At any time after the initial Issuance date of the Series F Preferred Stock, the Corporation shall have the right, at the Corporation’s option, to redeem all (but not less than all) of the shares of Series F Preferred Stock, at a price per share of Series F Preferred Stock equal to the Series F Liquidation Value, which redemption may be effectuated in exchange for all (but not less than all) secured promissory notes (the “Promissory Notes”) issued by the Holder to the Corporation as set forth further below.

b)  MANDATORY REDEMPTION.  If the Corporation (a) enters into an agreement to or otherwise adopts or approves a plan or arrangement with respect to liquidation, dissolution or winding-up of its business and affairs, or (b) effects any Deemed Liquidation Event, the Corporation shall redeem the Series F Preferred Stock at the price set forth in Section 6(a) and in the manner set forth in Section 6(c) and Section 6(d) below.

c)  MECHANICS OF REDEMPTION.  Subject to Section 6(d) below, if the Corporation elects to redeem or is required to redeem the Holders’ Series F Preferred Stock then outstanding, it shall deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption”) to each Holder, which Notice of Redemption shall indicate (A) the number of shares of Series F Preferred Stock that the Corporation is electing to redeem or is required to redeem (which shall not be less than all of the outstanding shares of Series F Preferred Stock), (B) the redemption price calculated under Section 6(a) above, and (C) the manner and the place designated for the surrender of the certificate or certificates representing the shares to be redeemed. The aggregate price of the Preferred Stock to be redeemed at the redemption price calculated under Section 6(a) above is referred to herein as the “Corporation Redemption Price”.

d)  PAYMENT OF REDEMPTION PRICE.  Upon receipt by any Holder of a Notice of Redemption, such Holder shall promptly submit to the Corporation such Holder’s Series F Preferred Stock certificates in the manner and at the place designated in the Notice of Redemption.  Upon receipt of such Holder’s Series F Preferred Stock certificates, the Corporation shall pay the Corporation Redemption Price at the option of the Corporation either (i) in cash, or (ii) by offset against and in cancellation of all amounts due and owing under all outstanding promissory notes payable from Holder to the Corporation that were issued by Holder in connection with the exercise of Warrants or Additional Investment Rights (as those terms are defined in the Series F Purchase Agreement) by such Holder (the “Promissory Notes”) (it being understood that following such offset and cancellation, no further amounts are or shall be due or payable with respect to such shares of Series F Preferred Stock or such Promissory Notes and all of such shares of Series F Preferred Stock and Promissory Notes shall no longer be outstanding). For clarification purposes, in the event that the Corporation elects to pay the Corporation Redemption Price in cash under clause (i) above, it shall so notify Holder and Holder may thereafter elect to instead effect such redemption in exchange for Promissory Notes in accordance with clause (ii) above, in which case clause (ii) above shall apply.

Notwithstanding the foregoing, if, in the event of a mandatory redemption under Section 6(b) above, the funds of the Corporation legally available for redemption of shares of Series F Preferred Stock on any redemption date are insufficient to redeem the total number of shares of Series F Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem shares from the Holders ratably in proportion to the aggregate Corporation Redemption Prices that would be payable to each Holder if all shares required to be redeemed were being redeemed.  If any Holder holds more than one series of  Preferred Stock, the same proportion of each series of shares held by such holder will be redeemed. The shares of Series F Preferred Stock not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein.  If any time thereafter additional funds become legally available for the redemption, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any redemption date but which it has not redeemed.  In the event that the limitations contained in this paragraph apply with respect to any mandatory redemption under Section 6(b) above and the Corporation determines, or is required by the Holder, to redeem the shares of Series F Preferred Stock in accordance with clause (ii) of Section 6(d) above, then the percentage of the Series F Preferred Stock then being redeemed as a result of the applicable of the limitations of this paragraph (in relation to all then outstanding shares Series F Preferred Stock) shall be redeemed in exchange for and in cancellation of the same percentage of then outstanding Promissory Notes (in relation to all then outstanding Promissory Notes) and from and after such redemption, no amounts shall be due and owning as to such shares of Series F Preferred Stock or such Promissory Notes then redeemed and exchanged and such shares of Series F Preferred Stock and such Promissory Notes then redeemed and exchanged shall no longer be outstanding.

SECTION 7.  TRANSFERABILITY.

a.  The Series F Preferred Stock constitutes “restricted securities” as such term is defined in Rule 144(a)(3) under the Act and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “blue sky” laws.  Without limiting the generality of the foregoing, the Series F Preferred Stock may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (A) subsequently registered thereunder, (B) Holder shall have delivered to the Corporation an opinion of counsel reasonably acceptable to the Corporation, in a form generally acceptable to the Corporation, to the effect that such Series F Preferred Stock to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, or (C) Holder provides the Corporation and its legal counsel with assurance reasonably acceptable to the Corporation that such Series F Preferred Stock can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144A promulgated under the Act;

b.  So long as is required by this Section 7, the certificates or other instruments representing the Series F Preferred Stock shall bear any legends as required by applicable state securities or “blue sky” laws, in addition to the following restrictive legend (and that a stop-transfer order shall be placed against transfer of such certificates):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

c.  The Corporation shall keep at its principal office, or at the offices of its Transfer Agent, a register of the Series F Preferred Stock.  Upon the surrender of any certificate representing Series F Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

SECTION 8.  MISCELLANEOUS.

a.  NOTICES.  Any and all notices to the Corporation shall be addressed to the Corporation’s President or Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Nevada.  Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section prior to 5:30 p.m. Eastern time, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, or (iii) upon actual receipt by the party to whom such notice is required to be given.

b.  LOST OR MUTILATED PREFERRED STOCK CERTIFICATE.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series F Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

c.   HEADINGS.  The headings contained herein are for convenience only, do not constitute a part of Section 4.4 of the Articles of Incorporation and shall not be deemed to limit or affect any of the provisions hereof.

4.8.          NON-ASSESSMENT OF STOCK.  The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular.  No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

4.9.          PREEMPTIVE RIGHTS.  Unless otherwise provided in the preferences applicable to any series of Preferred Stock outstanding at any time, the holders of shares of capital stock shall not be entitled to preemptive right to acquire additional or other shares of the Corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

4.10.        CUMULATIVE VOTING.  Stockholders shall not be entitled to cumulative voting as described in NRS 78.360 in the election of directors.

ARTICLE V
DIRECTORS AND OFFICERS

5.1.          AUTHORITY AND NUMBER. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The exact number of directors of the Corporation shall be determined from time to time by a Bylaw or Amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

5.2.          NUMBER OF DIRECTORS.   The board of directors shall consist of at least one (1) individual and not more than thirteen (13) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the by-laws of the Corporation.  The board of directors of the Corporation shall be elected in such manner as shall be provided in the by-laws of the Corporation.

5.3.          INITIAL DIRECTORS.  The name and street address of the initial directors of the Corporation:

Name	Address

Jerry Treppel	c/o Elite Pharmaceuticals, Inc., 165 Ludlow Ave., Northvale, NJ 07647
Barry Dash, Ph. D.	c/o Elite Pharmaceuticals, Inc., 165 Ludlow Ave., Northvale, NJ 07647
Chris Dick	c/o Elite Pharmaceuticals, Inc., 165 Ludlow Ave., Northvale, NJ 07647
Ashok G. Nigalaye, Ph.D.	c/o Elite Pharmaceuticals, Inc., 165 Ludlow Ave., Northvale, NJ 07647
Jeenarine Narine	c/o Elite Pharmaceuticals, Inc., 165 Ludlow Ave., Northvale, NJ 07647
Ram Potti	c/o Elite Pharmaceuticals, Inc., 165 Ludlow Ave., Northvale, NJ 07647
Jeffrey Whitnell	c/o Elite Pharmaceuticals, Inc., 165 Ludlow Ave., Northvale, NJ 07647

5.4.          TERM.  Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; and no decrease in the authorized number of directors shall shorten the term of any incumbent director.

5.5.          VACANCIES ON THE BOARD. Newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

ARTICLE VI
LIMITATION OF LIABILITY AND INDEMNIFICATION

6.1.          LIMITATION OF LIABILITY.  The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS.  If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

6.2.          INDEMNIFICATION.  Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.  Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

6.3.          CHANGES TO INDEMNIFICATION RIGHTS; INSURANCE. Without limiting the application of the foregoing, the Board of Directors may adopt by-laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer of the Corporation or who is serving at the request of the Corporation as an officer, director or representative of any other entity or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

6.4.          REPEAL AND CONFLICTS.  Any repeal or modification of Sections 6.1 or 6.2, above, approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 6.1 or 6.2, above, and any other Article of the Articles, the terms and provisions of Sections 6.1 or 6.2, above, shall control.

ARTICLE VII
CONTRACTS OR COMBINATIONS WITH INTERESTED PERSONS

7.1.          COMBINATIONS WITH INTERESTED STOCKHOLDERS.  At such time, if any, as the Corporation becomes a "resident domestic corporation", as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

7.2.          CONTRACTS WITH INTERESTED PERSONS.  No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

ARTICLE VIII
BYLAWS

The board of directors is expressly granted the exclusive power to make, amend, alter or repeal the by-laws of the Corporation pursuant to NRS 78.120.

IN WITNESS WHEREOF, I hereunder set my hand on January 4 2012, hereby declaring and certifying that the facts stated hereinabove are true.

Carter Ward, Incorporator
Secretary & Chief Financial Officer
Elite Pharmaceuticals, Inc.
165 Ludlow Avenue
Northvale, NJ 07647